UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40680	33-0849406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Sunflower Avenue, #200
Costa Mesa, CA 92626
(Address of principal executive offices and Zip Code)
(714) 708-6950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2021, MeridianLink, Inc. (the “Company”) entered into an amendment (the “Nguyen Amendment”) to its employment agreement (the “Nguyen Agreement”) with Timothy Nguyen, the Company’s Chief Strategy Officer, effective as of December 23, 2021 to modify the timing of certain bonus payments to Mr. Nguyen. In connection with such modification, the Company has agreed to pay Mr. Nguyen an aggregate of $2,264,000 (the “Final Stay Bonus”) in lieu of any further Stay Bonus (as defined in the Nguyen Agreement) installment payments, which Final Stay Bonus shall be paid as of the effective date of the Nguyen Amendment.

The foregoing description is only a summary of the material provisions of the Nguyen Amendment and is qualified in its entirety by reference to the complete text of the Nguyen Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to Employment Agreement, by and between the MeridianLink, Inc., ML California Sub, Inc, and Timothy Nguyen, dated as of December 23, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.
Date: December 23, 2021
	By:	/s/ Chad Martin
Chad Martin
Chief Financial Officer